                                                                    Exhibit 23.3










Board of Directors and Investors of
Golden Sky DBS, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement.






/s/ KPMG LLP


Kansas City, Missouri
April 10, 2001